WeWork Reports First Quarter 2023 Results
First Quarter Revenue Increases 11% Year-over-Year
Debt Restructuring Deleverages the Balance Sheet and Improves Liquidity

NEW YORK, May 9, 2023 – WeWork Inc. (NYSE: WE) ("WeWork"), the leading global flexible space provider, disclosed financial results today for the three months ended March 31, 2023. First quarter and other recent highlights include:

•The Company’s Free Cash Flow during the first quarter 2023 of $(343) million was $18 million better than its projection of $(361) million made in connection with its Debt Restructuring Transaction.
•The Company completed its previously announced debt restructuring that resulted in new funding and new and rolled capital commitments of over $1 billion, reduced total debt and annual cash-basis interest expense by approximately $1.2 billion and $90 million, respectively.
•Consolidated revenue for the first quarter was $849 million, an increase of 11% year-over-year.
•Net loss was $(299) million, a $205 million improvement year-over-year. Net loss attributable to WeWork Inc. was $(264) million, a $171 million improvement year-over-year.
•Adjusted EBITDA was $(29) million, a $183 million improvement year-over-year; Adjusted EBITDA attributable to WeWork Inc. was $(17) million, a $169 million improvement year-over-year.
•All Access consolidated memberships grew to approximately 75,000 in the first quarter, an increase of 36% year-over-year.
•Consolidated physical occupancy was 73% at the end of the first quarter 2023, an increase from 67% at the end of the first quarter 2022.

“Over the past quarter we’ve continued to improve the fundamentals of our business while working to meet the needs of current and future members who seek turnkey, cost-efficient solutions for their office needs,” said Sandeep Mathrani, CEO and Chairman of WeWork. “The slight decline in memberships was a function of known enterprise client churn, the closure of some of our locations and the franchising of our South Africa business. April saw a reversal in enterprise demand resulting in USC’s first positive net sales month in twelve months.”

“Critically, following our debt restructuring, we now have a strengthened balance sheet and liquidity position that gives us the runway to deliver against our plan,” continued Mathrani. “Our debt restructuring was backed by a large majority of bondholders and investors, demonstrating their conviction in the WeWork business model and our future.”

(Amounts in millions, except percentages)	Three Months Ended March 31,		Actual	Constant
	2023	2022	currency	currency
Systemwide Revenue	$976	$896	9%	13%
Consolidated Revenue	849	765	11%	15%
Net loss	(299)	(504)
Net loss attributable to WeWork Inc.	(264)	(435)
Adjusted EBITDA(1)	(29)	(212)
Adjusted EBITDA attributable to WeWork Inc.(1)	(17)	(186)

(1) Adjusted EBITDA and Adjusted EBITDA attributable to WeWork Inc. are non-GAAP measures. See Appendix for reconciliation and other information.

Space-as-a-Service:

•As of March 31, 2023, WeWork's systemwide real estate portfolio consisted of 781 locations across 39 countries, supporting approximately 904,000 workstations and 664,000 physical memberships, equating to 73% physical occupancy, and an increase in physical memberships of 6% year-over-year.
•Systemwide gross workstation sales totaled 177,000 in the first quarter, or the equivalent of 10.6 million square feet sold(2). Systemwide new workstation sales were 66,000 in the first quarter or the equivalent of 4.0 million square feet sold(2).
•As of March 31, 2023, WeWork’s consolidated real estate portfolio consisted of 617 locations across 33 countries, which supported approximately 720,000 workstations and 527,000 physical memberships, equating to physical occupancy of 73%, and an increase in physical memberships of 5% year-over-year.
•On a consolidated basis, gross workstation sales totaled 137,000 in the first quarter of 2023, which equates to approximately 8.2 million square feet sold(2). Consolidated new workstation sales were 51,000 in the first quarter, or the equivalent of 3.0 million square feet sold(2).
•Average revenue per physical member ("ARPM") was $490 in the first quarter of 2023, an increase of 1% from the first quarter 2022.

WeWork Access:
All Access consolidated memberships grew to approximately 75,000 in the first quarter, an increase of 36% year-over-year.

WeWork Workplace:
As of the end of the first quarter 2023, over 370 companies have signed onto WeWork Workplace, comprising over 63,000 licenses sold.

Outlook:
The Company expects its second quarter 2023 revenue to be $840 million to $865 million and Adjusted EBITDA to be $(10 million) to $15 million. The Company expects its available cash and cash equivalents at the end of the second quarter to be consistent with or slightly better than projections provided with its Debt Restructuring Transaction.

Earnings Conference Call:
WeWork management will host an earnings conference call at 8:00 a.m. ET on May 9, 2023. Please visit the Investors section of the Company’s website at www.investors.wework.com for event information or access the registration link directly at https://conferencingportals.com/event/IfkkuOiF.

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Source: We Work
Category: Investor Relations, Earnings

Investors
Kevin Berry
investor@wework.com
kevin.berry2@wework.com

Media
Nicole Sizemore
press@wework.com

About WeWork
WeWork Inc. (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become the leading global flexible space provider committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of the COVID-19 pandemic and the conflict in Ukraine; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and our ability to retain our members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork's inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Use of Non-GAAP Financial Measures and Other Performance Indicators
This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted EBITDA, Adjusted EBITDA attributable to WeWork Inc. and Free Cash Flow (including on a forward-looking basis). These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that WeWork’s presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about WeWork. WeWork’s management uses forward-looking non-GAAP measures to evaluate WeWork’s projected financials and operating performance. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Non-GAAP Financial Definitions
Adjusted Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA attributable to WeWork Inc.
We supplement our GAAP results by evaluating Adjusted EBITDA and Adjusted EBITDA attributable to WeWork Inc., each a non-GAAP measure. We define "Adjusted EBITDA" as net loss before income tax (benefit) provision, interest and other (income) expense, net depreciation and amortization, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by WeWork in connection with regulatory investigations and litigation regarding WeWork's 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the Notes to the Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2022, net of any insurance or other recoveries, significant non-ordinary course asset impairment charges and restructuring and other related (gains)/costs. Adjusted EBITDA attributable to WeWork Inc. includes the Company’s share of Adjusted EBITDA from consolidated joint ventures and investments accounted for under the equity method, as applicable.

Free Cash Flow
We also supplement our GAAP results by evaluating Free Cash Flow, a non-GAAP measure. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, equipment and capitalized software, each as presented in the Company's consolidated statements of cash flows and calculated in accordance with GAAP. Free Cash Flow is both a performance measure and a liquidity measure that we believe provides useful information to management and investors about the amount of cash generated by or used in the business. Free Cash Flow is also a key metric used internally by our management to develop internal budgets, forecasts, and performance targets.

Preliminary Financial Information
We report our financial results in accordance with U.S. generally accepted accounting principles. All projected financial information and metrics in this press release are preliminary. These estimates are not a comprehensive statement of our financial position and results of operations. There is no assurance that we will achieve our forecasted results within the relevant period or otherwise.

(2) Square feet sold calculated by multiplying gross workstation sales by 60 square feet per workstation.

(Other key performance indicators (in thousands, except for revenue in millions and percentages)):	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Other key performance indicators:
Consolidated Locations(1)
Membership and service revenues	$838	$834	$809	$796	$744
Other revenue	5	10	2	14	18
Consolidated total revenue, excluding Unconsolidated Locations Management fees	$843	$844	$811	$810	$762
Workstation Capacity	720	731	756	749	746
Physical Memberships	527	547	536	528	501
All Access and Other Legacy Memberships	75	70	67	62	55
Memberships	602	617	603	589	555
Physical Occupancy Rate	73%	75%	71%	70%	67%
Enterprise Physical Membership Percentage	45%	46%	47%	45%	46%
Unconsolidated Locations(1)
Membership and service revenues(2)	$133	$129	$132	$134	$134
Workstation Capacity	184	175	173	172	174
Physical Memberships	137	135	135	133	128
All Access and Other Virtual Memberships	2	1	1	—	—
Memberships	139	136	136	134	128
Physical Occupancy Rate	75%	77%	78%	77%	73%
Systemwide Locations
Membership and service revenues(3)	$971	$963	$941	$930	$878
Consolidated other revenue	5	10	2	14	18
Systemwide revenue(3)	$976	$973	$943	$944	$896
Workstation Capacity	904	906	928	922	920
Physical Memberships	664	682	671	661	628
All Access and Other Legacy Memberships	77	71	68	62	55
Memberships	741	754	739	723	684
Physical Occupancy Rate	73%	75%	72%	72%	68%

(1)     For certain key performance indicators the amounts we present are based on whether the indicator relates to a location for which the revenues and expenses of the location are consolidated within our results of operations ("Consolidated Locations") or whether the indicator relates to a location for which the revenues and expenses are not consolidated within our results of operations, but for which we are entitled to a management fee for our advisory services ("Unconsolidated Locations"). As of March 31, 2023, our India, China, Israel, South Africa and certain Common Desk locations are our only Unconsolidated Locations.
(2)    Unconsolidated membership and service revenues represents the results of Unconsolidated Locations that typically generate ongoing management fees for the Company at a rate of 2.75-7.00% of applicable revenue.
(3)    Systemwide Location membership and service revenues represents the results of all locations regardless of ownership.

WEWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
(Amounts in millions, except share and per share amounts)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$224	$287
Accounts receivable and accrued revenue, net of allowance of $9 as of March 31, 2023 and $13 as of December 31, 2022	107	109
Prepaid expenses	139	138
Other current assets	368	155
Total current assets	838	689
Property and equipment, net	4,193	4,391
Lease right-of-use assets, net	10,399	11,243
Equity method and other investments	60	63
Goodwill and intangible assets, net	736	737
Other assets (including related party amounts of $345 as of March 31, 2023 and $384 as of December 31, 2022)	723	740
Total assets	$16,949	$17,863
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$495	$526
Members’ service retainers	440	445
Deferred revenue	127	151
Current lease obligations	918	936
Other current liabilities	295	172
Total current liabilities	2,275	2,230
Long-term lease obligations	14,564	15,598
Long-term debt, net (including amounts due to related parties of $1,900 as of March 31, 2023 and $1,650 as of December 31, 2022)	3,576	3,208
Other liabilities	320	282
Total liabilities	20,735	21,318
Commitments and contingencies
Redeemable noncontrolling interests	(24)	(20)
Equity
WeWork Inc. shareholders' equity (deficit):
Preferred stock; par value $0.0001; 100,000,000 shares authorized, zero issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock Class A; par value $0.0001; 1,500,000,000 shares authorized, 714,308,465 shares issued and 711,364,253 shares outstanding as of March 31, 2023, and 1,500,000,000 shares authorized, 711,106,961 shares issued and 708,162,749 shares outstanding as of December 31, 2022	—	—
Common stock Class C; par value $0.0001; 25,041,666 shares authorized, 19,938,089 shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Treasury stock, at cost; 2,944,212 shares held as of March 31, 2023 and December 31, 2022	(29)	(29)
Additional paid-in capital	12,390	12,387
Accumulated other comprehensive income (loss)	117	149
Accumulated deficit	(16,441)	(16,177)
Total WeWork Inc. shareholders' deficit	(3,963)	(3,670)
Noncontrolling interests	201	235
Total equity	(3,762)	(3,435)
Total liabilities and equity	$16,949	$17,863

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in millions, except share and per share amounts)	Three Months Ended March 31,
	2023	2022
Revenue	$849	$765
Expenses:
Location operating expenses—cost of revenue (exclusive of depreciation and amortization of $141 and $158 for the three months ended March 31, 2023 and 2022, respectively, shown separately below)	724	736
Pre-opening location expenses	7	47
Selling, general and administrative expenses	155	208
Restructuring and other related (gains) costs	(58)	(130)
Impairment expense/(gain on sale)	77	91
Depreciation and amortization	148	171
Total expenses	1,053	1,123
Loss from operations	(204)	(358)
Interest and other income (expenses), net:
Income (loss) from equity method and other investments	(2)	6
Interest expense (including related party expenses of $80 and $90 for the three months ended March 31, 2023 and 2022, respectively)	(131)	(113)
Interest income	4	1
Foreign currency gain (loss)	31	(44)
Gain (loss) from change in fair value of warrant liabilities	—	3
Total interest and other income (expenses), net	(98)	(147)
Pre-tax loss	(302)	(505)
Income tax benefit (provision)	3	1
Net loss	(299)	(504)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	6	21
Noncontrolling interest — equity	29	48
Net loss attributable to WeWork Inc.	$(264)	$(435)
Net loss per share attributable to Class A common stockholders:
Basic	$(0.34)	$(0.57)
Diluted	$(0.34)	$(0.57)
Weighted-average shares used to compute net loss per share attributable to Class A common stockholders, basic and diluted	766,258,253	759,676,860

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(Amounts in millions)	2023	2022
Cash Flows from Operating Activities:
Net loss	$(299)	$(504)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	148	171
Impairment expense/(gain on sale)	77	91
Stock-based compensation expense	3	13
Non-cash interest expense	51	53
Foreign currency (gain) loss	(31)	44
Other non-cash operating expenses	4	(10)
Changes in operating assets and liabilities:
Operating lease right-of-use assets	817	347
Current and long-term lease obligations	(1,004)	(470)
Accounts receivable and accrued revenue	2	29
Other assets	(33)	(40)
Accounts payable and accrued expenses	(12)	(63)
Deferred revenue	(24)	3
Other liabilities	17	(2)
Net cash provided by (used in) operating activities	(284)	(338)
Cash Flows from Investing Activities:
Purchases of property, equipment and capitalized software	(59)	(74)
Other investing	(2)	(14)
Net cash provided by (used in) investing activities	(61)	(88)
Cash Flows from Financing Activities:
Proceeds from issuance of debt	723	—
Repayments of debt	(351)	(1)
Additions to members’ service retainers	92	99
Refunds of members’ service retainers	(99)	(75)
Other financing	(12)	(1)
Net cash provided by (used in) financing activities	353	22
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	7	(405)
Cash, cash equivalents and restricted cash—Beginning of period	299	935
Cash, cash equivalents and restricted cash—End of period	$306	$530

	March 31,
(Amounts in millions)	2023	2022
Cash and cash equivalents	$224	$519
Restricted cash - current	71	—
Restricted cash	4	11
Cash and cash equivalents held for sale	7	—
Cash, cash equivalents and restricted cash, including cash held for sale	$306	$530

A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Three Months Ended March 31,
(Amounts in millions)	2023	2022
Net loss(1)	$(299)	$(504)
Income tax (benefit) provision(1)	(3)	(1)
Interest and other (income) expenses, net(1),(2)	98	147
Depreciation and amortization(1)	148	171
Restructuring and other related (gains) costs(1),(2)	(58)	(130)
Impairment expense/(gain on sale)(1)	77	91
Stock-based compensation expense(3)	3	13
Other, net(4)	5	1
Adjusted EBITDA	(29)	(212)
Noncontrolling interest	10	26
Pick-up from equity method investments	2	0
Adjusted EBITDA attributable to WeWork Inc.	$(17)	$(186)

(1)As presented on our Condensed Consolidated Statements of Operations.
(2)Includes non-cash interest expense of $51 million included in Interest and other (income) expenses, net and non-cash gains of $165 million included in Restructuring and other related (gains) costs during the three months ended March 31, 2023, and non-cash interest expense of $53 million and a $3 million gain from the change in fair value of warrant liabilities included in Interest and other (income) expenses, net and non-cash gains of $178 million included in Restructuring and other related (gains) costs during the three months ended March 31, 2022.
(3)Represents the non-cash expense of our equity compensation arrangements for employees, directors, and consultants.
(4)Other, net includes stock-based payments for services rendered by consultants, change in fair value of contingent consideration liabilities, legal, tax and regulatory reserves or settlements, net of any insurance or other recoveries, and expense related to mergers, acquisitions, divestitures and capital raising activities, all as included in Selling, general and administrative expenses on the Consolidated Statements of Operations.
A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow is set forth below:

	Three Months Ended March 31,
(Amounts in millions)	2023	2022
Net cash provided by (used in) operating activities (1)	$(284)	$(338)
Less: Purchases of property, equipment and capitalized software (1)	(59)	(74)
Free Cash Flow	$(343)	$(412)

(1)     As presented on our Condensed Consolidated Statements of Cash Flows.